Exhibit 10.24

SECOND AMENDMENT TO
ETHANOL MARKETING AND SERVICES AGREEMENT

This Second Amendment to Ethanol Marketing and Services Agreement (the “Amendment”) is made on this 30th day of November, 2006, by and between Great Plains Ethanol, LLC located in Turner County, South Dakota, (“Owner”), and Ethanol Products, LLC, having an address of 9530 E. 37th  N., Wichita, Kansas 67226 (“Marketer”).

RECITALS:

A.                                   In accordance with the terms and conditions of an Ethanol Marketing and Services Agreement dated the 18th day of December, 2000 (the “Original Agreement”), Owner granted to Marketer the exclusive right to market all ethanol produced from Owner’s ethanol production facility.

B.                                     Owner and Marketer made and entered into a First Amendment to Ethanol and Marketing Services Agreement on November 27, 2002.

C.                                     Marketer and Owner now desire to modify an additional provision of the Original Agreement, pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreement set forth herein, the parties agree as follow:

1.                                       The Original Agreement is hereby amended by deleting Section 5 and replacing it with the following provision:

5.                                       Marketing Fee. The Marketing Fee will be $.0060/gallon o Ethanol as produced by the Ethanol Plant to be sited in Turner County, South Dakota.

2.                                       All other terms and conditions of the Original Agreement, as amended, shall remain in full force and effect except as modified in this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date and year first above written.

GREAT PLAINS ETHANOL, LLC (Owner)

By	/s/ Darin Ihnen
Its	President

ETHANOL PRODUCTS, LLC (Marketer)

By	/s/ Robert Casper
Its	President